THE BANK OF
NEW YORK
 NEW YORK'S FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK,
N.Y. 10286
July 11, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American
Depositary
Shares
evidenced by
the American
Depositary
Receipts each
representing
one Ordinary
Shares of
Australian
Cancer
Technology
Limited
(Form F-6 File
No. 333-
116271)


	**************************
*

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus ("Prospectus") reflecting the change in name to Avantogen Limited of ordinary shares represented by one
American Depositary Share (the
"Ratio").

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Avantogen
Limited.

The Prospectus has been revised to
reflect the new name from Australian
Cancer Technology Limited to
Avantogen Limited.

 "EFFECTIVE June 14, 2005,
THE COMPANY'S NAME HAS
CHANGED FROM
AUSTRALIAN CANCER
TECHNOLOGY LIMITED TO
AVANTOGEN LIMITED.

Please contact me with any questions or
comments at 212 815-8223


Agness Moskovits
Assistant Treasurer
The Bank of New York - ADR
Division



Encl.

CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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